Exhibit 99.1

ICON Income Fund Ten, LLC

Portfolio Overview

Third Quarter 2013

Table of Contents

Introduction to Portfolio Overview	1

Dispositions Following the Quarter	1

Portfolio Overview	2

Transactions with Related Parties	2

Financial Statements	4

Forward Looking Statements	8

Additional Information	8

ICON Income Fund Ten, LLC

As of February 21, 2014

Introduction to Portfolio Overview

We are pleased to present ICON Income Fund Ten, LLC’s (the “Fund”) Portfolio Overview for the quarter ended September 30, 2013.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital, LLC.

The Fund raised approximately $150,000,000 commencing with our initial offering on June 2, 2003 through the closing of the offering on April 5, 2005. In May 2010, we entered our liquidation period, which is expected to continue for several more years.  During the liquidation period, we began the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of our equipment, leases and financing transactions. Additionally, during the liquidation period, you may receive distributions that are generated from net rental income or equipment sales when realized.  In some months, the distribution may be larger, in some months the distribution may be smaller, and in some months there may not be any distribution.

Dispositions Following the Quarter

The Fund disposed of the following investments after the quarter ended September 30, 2013:

AET, Inc. Limited
Structure:	Lease	Collateral:	Two Aframax tankers.
Disposition Date:	11/7/2013
The Fund's Investment:	$9,320,000
Total Proceeds Received:	$4,453,000

ICON Income Fund Ten, LLC

Portfolio Overview

As of September 30, 2013, our portfolio consisted of the following investments:

AET, Inc. Limited
Structure:	Lease	Collateral:	Two Aframax tankers.
Expiration Date:	11/14/2013

ZIM Israel Navigation Co. Ltd.
Structure:	Lease	Collateral:	Two container vessels.
Expiration Dates:	3/31/2016
3/31/2017

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses. Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.

During the three months ended September 30, 2013, our Manager suspended the collection of management fees and administrative expense reimbursements of approximately $230,000 and $56,000, respectively. During the nine months ended September 30, 2013, our Manager suspended the collection of management fees and administrative expense reimbursements of approximately $683,000 and $186,000, respectively. During the three and nine months ended September 30, 2012, the Manager suspended the collection of management fees and administrative expense reimbursements of approximately $108,000 and $90,000, respectively.

ICON Income Fund Ten, LLC

Transactions with Related Parties (continued)

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager of $32,827 and $83,585 for the three and nine months ended September 30, 2013, respectively. We paid distributions to our Manager of $10,606 and $74,748 for the three and nine months ended September 30, 2012, respectively. Additionally, our Manager’s interest in the net income attributable to the Fund was $12,187 and $31,513 for the three and nine months ended September 30, 2013, respectively. Our Manager’s interest in the net income attributable to the Fund was $11,819 and $27,377 for the three and nine months ended September 30, 2012, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Nine Months Ended September 30,
Entity	Capacity	Description	2013	2012
ICON Capital, LLC	Manager	Management fees (1)	$-	$224,216
ICON Capital, LLC	Manager	Administrative expense reinbursements (1)	-	273,488
			$-	$497,704

(1) Amount charged directly to operations.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Financial Statements
Consolidated Balance Sheets

	September 30,
	2013	December 31,
	(unaudited)	2012
Assets
Current assets:
Cash and cash equivalents	$3,444,725	$1,805,049
Current portion of net investment in finance leases	18,716,346	10,304,383
Other current assets	4,131	92,754
Total current assets	22,165,202	12,202,186
Non-current assets:
Net investment in finance leases, less current portion	15,449,383	29,726,814
Investment in joint ventures	-	710,564
Other non-current assets	24,800	24,800
Total non-current assets	15,474,183	30,462,178
Total assets	$37,639,385	$42,664,364

Liabilities and Equity
Current liabilities:
Accrued expenses	$236,370	$45,885
Indemnification liability	371,617	372,143
Other current liabilities	-	13,481
Total liabilities	607,987	431,509

Commitments and contingencies

Equity:
Members’ equity:
Additional members	37,983,600	43,138,938
Manager	(928,757)	(876,685)
Accumulated other comprehensive loss	(5,352)	(57,405)
Total members’ equity	37,049,491	42,204,848
Noncontrolling interests	(18,093)	28,007
Total equity	37,031,398	42,232,855
Total liabilities and equity	$37,639,385	$42,664,364

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Financial Statements
Consolidated Statements of Comprehensive Income (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue and other income:
Rental income	$-	$-	$-	$4,944
Finance income	1,445,515	1,726,497	4,584,971	5,101,790
Loss from investment in joint ventures	(150,702)	(343,189)	(755,478)	(1,098,877)
Interest and other income	(19,902)	(13,275)	337	10,867
Total revenue and other income	1,274,911	1,370,033	3,829,830	4,018,724
Expenses:
Management fees	-	-	-	224,216
Administrative expense reimbursements	-	-	-	273,488
General and administrative	56,203	184,840	715,818	779,807
Depreciation and amortization	-	-	-	590
Total expenses	56,203	184,840	715,818	1,278,101
Net income	1,218,708	1,185,193	3,114,012	2,740,623
Less: net income (loss) attributable to noncontrolling interests	-	3,249	(37,283)	2,759
Net income attributable to Fund Ten	1,218,708	1,181,944	3,151,295	2,737,864

Other comprehensive income:
Change in fair value of derivative financial instruments	13,218	20,845	52,053	67,575
Currency translation adjustments	-	-	-	(1,151)
Total other comprehensive income	13,218	20,845	52,053	66,424
Comprehensive income	1,231,926	1,206,038	3,166,065	2,807,047
Less: comprehensive income (loss) attributable to
noncontrolling interests	-	3,249	(37,283)	2,759
Comprehensive income attributable to Fund Ten	$1,231,926	$1,202,789	$3,203,348	$2,804,288

Net income attributable to Fund Ten allocable to:
Additional members	$1,206,521	$1,170,125	$3,119,782	$2,710,487
Manager	12,187	11,819	31,513	27,377
	$1,218,708	$1,181,944	$3,151,295	$2,737,864

Weighted average number of additional shares of limited
liability company interests outstanding	148,211	148,211	148,211	148,211
Net income attributable to Fund Ten per weighted average
additional share of limited liability company interests
outstanding	$8.14	$7.89	$21.05	$18.29

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Financial Statements
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional Shares of Limited Liability Company Interests	Additional Members	Manager	Accumulated Other Comprehensive (Loss) Income	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2012	148,211	$43,138,938	$(876,685)	$(57,405)	$42,204,848	$28,007	$42,232,855
Net income (loss)	-	996,047	10,061	-	1,006,108	(266)	1,005,842
Change in fair value of derivative financial instruments	-	-	-	21,664	21,664	-	21,664
Cash distributions	-	(2,500,044)	(25,253)	-	(2,525,297)	-	(2,525,297)
Balance, March 31, 2013 (unaudited)	148,211	41,634,941	(891,877)	(35,741)	40,707,323	27,741	40,735,064
Net income (loss)	-	917,214	9,265	-	926,479	(37,017)	889,462
Change in fair value of derivative financial instruments	-	-	-	17,171	17,171	-	17,171
Cash distributions	-	(2,525,044)	(25,505)	-	(2,550,549)	-	(2,550,549)
Balance, June 30, 2013 (unaudited)	148,211	40,027,111	(908,117)	(18,570)	39,100,424	(9,276)	39,091,148
Net income	-	1,206,521	12,187	-	1,218,708	-	1,218,708
Change in fair value of derivative financial instruments	-	-	-	13,218	13,218	-	13,218
Cash distributions	-	(3,250,032)	(32,827)	-	(3,282,859)	(8,817)	(3,291,676)
Balance, September 30, 2013 (unaudited)	148,211	$37,983,600	$(928,757)	$(5,352)	$37,049,491	$(18,093)	$37,031,398

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Financial Statements
Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$3,114,012	$2,740,623
Adjustments to reconcile net income to net cash provided by operating activities:
Finance income	(4,584,971)	(5,101,790)
Loss from investment in joint ventures	755,478	1,098,877
Depreciation and amortization	-	590
Interest and other income	(526)	-
Changes in operating assets and liabilities:
Collection of finance leases	10,450,439	3,250,188
Other assets, net	88,623	20,376
Due to Manager and affiliates, net	-	(116,479)
Accrued expenses	190,485	(87,577)
Other current liabilities	(13,481)	12,187
Net cash provided by operating activities	10,000,059	1,816,995
Cash flows from investing activities:
Investment in joint ventures	-	(55,532)
Distribution from joint venture	7,139	-
Principal received on notes receivable	-	446,499
Net cash provided by investing activities	7,139	390,967
Cash flows from financing activities:
Distributions to noncontrolling interests	(8,817)	-
Cash distributions to members	(8,358,705)	(7,474,818)
Net cash used in financing activities	(8,367,522)	(7,474,818)
Net increase (decrease) in cash and cash equivalents	1,639,676	(5,266,856)
Cash and cash equivalents, beginning of period	1,805,049	6,171,596
Cash and cash equivalents, end of period	$3,444,725	$904,740

ICON Income Fund Ten, LLC

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

“Total Proceeds Received,” as referenced in the sections entitled Dispositions Following the Quarter, does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com, or

•	Visiting www.sec.gov, or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.